UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 23, 2019

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-27436	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2019, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware for the purpose of effecting a reverse stock split (the “Reverse Split”) of the outstanding shares of the Company’s common stock at a ratio of one (1) share for every six (6) shares outstanding, so that every six (6) outstanding shares of common stock before the Reverse Split represents one (1) share of common stock after the Reverse Split. The Reverse Split, which was approved by Titan’s stockholders at the special meeting of stockholders held on January 23, 2019 (the “Special Meeting”), will be effective at 5:00 p.m. eastern time on January 24, 2019.

Immediately prior to the Reverse Split, there were 77,974,644 shares of common stock outstanding. After the Reverse Split, there will be approximately 12,995,774 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged after the Reverse Split except for minor changes and adjustments resulting from the rounding up of fractional interests. The rights and privileges of the holders of common stock are substantially unaffected by the Reverse Split.

The Reverse Split was effected for the following purposes:

•	to enable the Company to meet the criteria for continued listing on the NASDAQ Capital Market (“NASDAQ”), specifically regaining compliance with the $1.00 minimum bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2); and

•	to provide the Company with available shares for future business and financing transactions.

Copies of the Certificate of Amendment and the press release are attached to this Current Report on Form 8-K as Exhibits 3.1. and 99.1, respectively.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 23, 2019, the Company held the Special Meeting to consider and vote upon the following proposals:

(1) to approve the Certificate of Amendment to effect the Reverse Split of the Company’s common stock within a range from 1-for-3 to 1-for-6, with the exact amount to be determined by Titan’s board of directors (the “Board”);

(2) to approve a reduction in the exercise price of outstanding options held by the Company’s employees (other than the named executive officers) and consultants under the Company’s various equity incentive plans with current exercise prices in excess of  $3.50 per share to 110% of the higher of  (i) the average daily volume weighted average closing price of the Company’s common stock on NASDAQ during the 20 trading days immediately preceding the date of the Special Meeting; and (ii) the closing price on the date of the Special Meeting (the “Option Repricing”); and

(3) to approve an amendment to the Company’s 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) to increase the number of shares authorized for issuance thereunder from 3,500,000 to 10,000,000 (the “Plan Amendment”).

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Special Meeting. For more information on the following proposals, see the definitive proxy statement filed by the Company with the Securities and Exchange Commission on December 20, 2018.

Proposal 1: Approve the Reverse Split of the Company’s common stock:

FOR	AGAINST	ABSTAIN
49,510,090	16,292,520	474,504

As set forth in Item 5.03 above, following the Special Meeting on January 23, 2019, a special committee of the Board established the Reverse Split ratio as 1-for-6.

Proposal 2: Approve the Option Repricing:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
10,087,590	9,565,563	754,987	45,868,974

Accordingly, all options with exercise prices in excess of $3.50 ($21.00 post-Reverse Split) held by employees and consultants other than the named executive officers or members of the Board were repriced to $0.258 ($1.55 post-Reverse Split).

Proposal 3: Approve the Plan Amendment to the Company’s 2015 Omnibus Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
10,376,317	9,532,113	499,710	45,868,974

Accordingly, the 2015 Plan has been amended to increase the number of shares authorized for issuance pursuant to awards thereunder to 10,000,000 (1,666,667 post-Reverse Split). The amended 2015 Plan is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

10.1	Third Amended and Restated 2015 Omnibus Equity Incentive Plan

99.1	Press release dated January 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	President

Dated: January 24, 2019

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation

10.1	Third Amended and Restated 2015 Omnibus Equity Incentive Plan

99.1	Press release dated January 24, 2019